Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Northern Tier Energy LP of our report dated April 10, 2012 relating to the financial statements of Northern Tier Energy LLC which appears in Northern Tier Energy LP’s Registration Statement on Form S-1 (No. 333-178457) dated July 27, 2012.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 30, 2012